Exhibit 99.1

                                                   For Immediate Release

CONTACT: Anne A. Tarbell
         Triarc Companies, Inc.
         (212) 451-3030
         www.triarc.com

    ARBY'S TO OFFER APPROXIMATELY $290 MILLION OF NOTES

New York, NY, November 3, 2000 -- Triarc Companies, Inc. (NYSE: TRY) announced today that its restaurant franchising subsidiary, Arby's, Inc., intends to offer approximately $290 million of fixed rate insured notes ("Notes"), through a special purpose financing vehicle, pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be backed by Arby's franchise royalty payments. The financing is expected to close by the end of the fourth quarter of 2000, and Triarc expects to receive net cash available proceeds of $250 million from the financing, which is net of approximately $30 million of proceeds to be put into a reserve account, as well as transaction fees and expenses.

Taking into account the sale of the Snapple Beverage Group and the consummation of the financing, Triarc's cash and investment position will be in excess of $650 million and pro forma debt will be approximately $310 million. Triarc is evaluating options for the use of its cash, including acquisitions, share repurchases and investments.


The Notes will be offered only to certain qualified institutional buyers in the United States and to certain non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes proposed to be issued will not be registered under the Securities Act, and may not be offered or sold within the United States except pursuant to an exemption from the Securities Act, or in a transaction not subject to the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such Notes, nor shall there be any sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Triarc is a leading restaurant franchisor (Arby's(R)and T.J. Cinnamons(R)).
                                  # # #

                             Notes to Press Release

1. There can be no assurance that this financing transaction will be completed or that if completed it will raise $290 million.
2. The statements in this press release that are not historical facts, including most importantly, those statements preceded by, followed by, or that include the words "may", "believes", "expects", "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, Triarc Companies, Inc. (the "Company") claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on our expectations and are susceptible to a number of risks, uncertainties and other factors, and our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks and uncertainties affecting the Company and its subsidiaries detailed in the Company's Annual Report on Form 10-K for the year ended January 2, 2000, its Quarterly Reports on Form 10-Q and other current and periodic filings by the Company with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is the Company's policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.